UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2019

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2019 (the “Closing Date”), pursuant to an Asset Purchase and Sale Agreement (the “Purchase Agreement”) by and among Brightcove Inc. (the “Company”), Othello Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“U.S. Sub”), Brightcove, S. de R.L. de C.V., a Mexico sociedad de responsabilidad limitada de capital variable and wholly-owned subsidiary of the Company (“Mexico Sub”), Ooyala, Inc., a Delaware corporation (“Ooyala”), Ooyala Global, Inc., a Delaware corporation (“Seller Parent”) and Ooyala México S. de R.L. de C.V., a Mexico sociedad de responsabilidad limitada de capital variable (the “Seller Subsidiary”, and together with Ooyala and Seller Parent, the “Sellers”), the Company completed its previously announced acquisition of the Sellers’ online video platform (OVP) assets in exchange for common stock of the Company and cash (the “Acquisition”). At the closing, the Company issued 1,056,763 unregistered shares of common stock of the Company and paid approximately $5.91 million in cash, which includes approximately $155,000 as a reimbursement of Seller’s audit fees incurred in connection with the Acquisition. Pursuant to the Purchase Agreement, approximately $2.65 million of the cash consideration was placed into an escrow account to secure payment of any claims of indemnification for breaches or inaccuracies in the Sellers’ representations and warranties, covenants and agreements.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 13, 2019. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 3.02.	Unregistered Sale of Equity Securities.

The information related to the issuance of shares of the Company’s common stock set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of the Company’s common stock issued pursuant to the Purchase Agreement were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 promulgated thereunder. The Acquisition was a privately negotiated transaction, and no more than 35 recipients of the shares of the Company’s common stock issued pursuant to the Purchase Agreement are not “accredited investors” as defined in Regulation D under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2019, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase and Sale Agreement, dated as of February 13, 2019, by and among Brightcove Inc., Othello Acquisition Corporation, Brightcove, S. de R.L. de C.V., Ooyala, Inc., Ooyala Global, Inc., and Ooyala México S. de R.L. de C.V. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2019)

99.1	Press Release of Brightcove Inc. dated April 1, 2019, furnished herewith.

*	Previously Filed

*     *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brightcove Inc.

Date: April 1, 2019	By:	/s/ Robert Noreck
Robert Noreck Chief Financial Officer